UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

HARTMAN vREIT XXI, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-207711	38-3978914
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events.

The Determination by the Company’s Board of Directors of the Company’s Estimated Net Asset Value Per Share

On June 24, 2026, the board of directors (the "Board"), including all independent directors, of Hartman vREIT XXI, Inc. (the "Company"), determined an estimated net asset value (“NAV”) per share of the Company's Class A, Class S, Class I and Class T common stock of $8.12 per share as of December 31, 2025.

In determining the estimated NAV per share, the Board relied upon information contained in a report, or the valuation report, provided by the Company's advisor, the recommendation of the Board's audit committee and the Board’s experience with, and knowledge of, the Company's real property and other assets as of December 31, 2025. The objective of the Board in determining the estimated NAV per share of the Company's common stock was to arrive at a value, based on recent, available data, that the Board believed was reasonable based on methods that it deemed appropriate after consultation with the Company's advisor and the Board's audit committee. In preparing the valuation report, the Company's advisor relied in part on valuations of commercial real estate properties provided by Herrera Partners (the "Valuation Expert"). To calculate the estimated NAV per share in the Valuation Report, the Company's advisor used a methodology pursuant to the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives in April 2013. The Valuation Expert did not determine the NAV of the Company’s common shares.

The Company is providing the estimated NAV per share to assist broker dealers and stockholders in evaluating the Company and to assist broker-dealers in meeting their ongoing customer account statement reporting obligations under the current rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The estimated NAV per share is based on (x) the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by (y) the number of outstanding shares of the Company’s Class A, Class S, Class I and Class T common stock, all as of December 31, 2025. The Company intends to determine NAV on a quarterly basis, or otherwise in the sole discretion of the Board, which value may be substantially different than the NAV determined as of December 31, 2025.

Investments in real estate

As of December 31, 2025, we wholly-owned 10 commercial properties and an approximately 83% tenant in common interest in an office property, comprising a total of 861,177 square feet located in San Antonio and Houston, Texas. The Company also owns a 2.47% interest in an affiliate special purpose entity that owned 39 office, retail and light industrial properties in Texas and 1,258,406 shares of common stock and operating partnership units of Silver Star Properties REIT, Inc. ("Silver Star").

The Valuation Expert determined an estimated fair value of each of the real estate assets owned by the Company and the affiliates of the Company in which the Company has an interest. The real estate valuations were based on property level historical and budgeted operating and occupancy information provided by the Company and its advisor. The Valuation Expert did not conduct inspections of the real properties.

Valuation of Interest in Hartman SPE, LLC. On October 1, 2018, Silver Star together with the Company's affiliates Hartman Income REIT, Inc. (“HIREIT”), Hartman XIX, Inc. (“Hartman XIX”) and the Company, contributed a total of 39 commercial real estate properties to Hartman SPE LLC, a special purpose entity that is co-owned by affiliates of the Company's advisor ("Hartman SPE") in exchange for limited liability company membership interests in Hartman SPE.

The Company contributed its 48.8% interest in Three Forest Plaza, and office property located is Dallas, Texas, which the Company owned in a joint venture arrangement with Silver Star to Hartman SPE in exchange for a 5.89% interest in Hartman SPE. On March 1, 2019, we exchanged 3.42% of our interest in Hartman SPE with Silver Star in exchange for 700,302 shares of common stock of Silver Star.

The Company acquired 661,940 shares of HIREIT common stock and 80,000 Hartman Income REIT Operating Partnership LP OP units which became 497,926 shares of Silver Star common stock and 60,178 Hartman XX Operating Partnership operating partnership units as a result of the effectiveness of the mergers.

The advisor determined the net asset value of our ownership interest in Hartman SPE as of December 31, 2025 as follows (in thousands) (amounts in the table are unaudited):

Net asset value of Hartman SPE - Estimated - Net of debt	$85,000
Hartman vREIT XXI ownership interest	2.47%
Net asset value of vREIT XXI ownership interest	$2,100

Valuation of Interest in Silver Star. On December 20, 2024, Silver Star Properties REIT, Inc. reported that its Executive Committee had determined a net asset value ("NAV") of $2.01 per common share and operating partnership unit. The Company used this reported NAV to value its investment in Silver Star Properties REIT, Inc. As of December 31, 2025, the Company owned 1,258,406 shares of Silver Star common stock and operating partnership units.

Other Assets and Liabilities. The Board determined that the estimated valuation of the Company’s other assets and liabilities, consisting of cash and cash equivalents; accounts receivable; prepaid expenses and other assets; due to related parties; accounts receivable and accrued expenses; and tenant security deposits, was equal to the fair value of such assets as of December 31, 2025 due to their short maturities.

Notes Payable. The Board determined that book value and fair value of notes payable are equal as of December 31, 2025.

Estimated NAV per share. The estimated NAV per share is based upon 9,245,987 shares of the Company’s Class A, Class S, Class I and Class T common stock issued and outstanding as of December 31, 2025. Although the estimated NAV has been developed as a measure of value as of a specific time (i.e., December 31, 2025) the estimated NAV does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange or the limited nature in which a stockholder may redeem shares under the Company’s share redemption program (if at all), a discount for the non-assumable nature or prepayment obligations associated with certain of the Company’s debt, or a discount for the Company’s corporate level overhead.

The following table presents how the estimated net asset values per share were determined as of December 31, 2025 (in thousands except per share amounts) (amounts in the table are unaudited):

Estimated fair value of investment in real estate assets	$93,571
Estimated net asset value of Hartman SPE ownership interest	$2,100
Estimated net asset value of Silver Star common stock	$2,529
Other assets and liabilities, net	$(23,136)
Estimated net asset value attributable to common share stockholders	$75,064

Class A, Class S, Class I and Class T common shares outstanding	9,245,987
Estimated NAV per common share	$8.12

As of December 31, 2025, the estimated NAV was allocated on a per share basis as follows:

Estimated fair value of investment in real estate assets	$10.12
Estimated net asset value of Hartman SPE ownership interest	$0.23
Estimated net asset value of Silver Star common stock	$0.27
Other assets and liabilities, net	$(2.50)
Estimated net asset value attributable to common share stockholders	$8.12

The capitalization rates used to value the real estate assets owned by the Company and the affiliates of the Company in which the Company has an interest, were selected and applied by the Valuation Expert on a property-by-property basis and were selected based on several factors, including but not limited to industry surveys, discussions with industry professionals, property type, age, current room rates and other factors that the Valuation Expert deemed appropriate. The following summarizes the overall discount rates and capitalization rates used by the Valuation Expert:

	Low	High	Weighted Average
Capitalization rate	6.0%	8.5%	5.5%

While the Company believes that the capitalization rates used by the Valuation Expert were reasonable, a change in those rates would significantly impact the concluded values of the Company’s properties and the concluded values of properties owned by affiliates in which the Company has an indirect interest, and accordingly, the estimated NAV per share. The table below illustrates the impact on the Company’s estimated NAV per share if the weighted average capitalization rate of 5.5% listed above were to increase or decrease by 2.5%, assuming all other factors remain unchanged:

	Estimated NAV per common share due to
	Increase of 2.5%	Decrease of 2.5%
Direct capitalization – capitalization rate	$7.18	$10.25

Limitations of Valuation Method. FINRA rules provide limited guidance on the methods an issuer must use to determine its estimated value per share. As with any valuation method, and as noted above, the methods used to determine the estimated net asset value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated net asset value per share determined by our board is not audited, does not represent the fair value of our assets less the fair value of our liabilities according to GAAP, and is not a representation, warranty or guarantee that, among other things:

•a stockholder would be able to realize the estimated value per share if such stockholder attempts to sell his or her shares;

•a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of the Company's assets and settlement of the Company's liabilities or a sale of the Company;

•shares of the Company's common stock would trade at the estimated value per share on a national securities exchange;

•a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all the shares of the Company's common stock; or

•the methods used to determine the estimated value per share would be acceptable to FINRA, under the Employee Retirement Income Security Act, the Securities and Exchange Commission or any state securities regulatory entity with respect to their respective requirements.

Further, the estimated net asset value per share was calculated as of a particular moment in time and the value of the Company’s shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets, developments related to individual assets and changes in the real estate and capital markets.

The information included in this Item 8.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on current expectations, estimates, and projections about, among other things, the industry and the markets in which the Company operates, real estate values, and the national and local economies, are not guarantees of future performance, and involve risks, assumptions, and uncertainties. Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or if substantially realized, will have the expected consequences on the Company's business or operations. Except as required by applicable laws, the Company does not intend to publish updates or revisions of any forward-looking statements that the Company makes to reflect new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN vREIT XXI, INC.

Date: June 26, 2026	By:	/s/ Allen R. Hartman
Allen R. Hartman
Chief Executive Officer & Chief Financial Officer